Exhibit 99.1

Vertical Branding, Inc. Announces Preliminary 1st Quarter Sales Results

Wednesday April 4, 3:13 pm ET

Company Experiences Third Consecutive Quarter of Triple Digit Revenue Growth

LOS ANGELES, April 4, 2007 (PRIME NEWSWIRE) -- Vertical Branding, Inc. (OTC BB:VBDG.OB - News), a consumer products branding, marketing and distribution company, announced today that it expects to report its third consecutive quarter of triple-digit sales growth for the quarter ended March 31, 2007. The company released preliminary consolidated revenue figures of approximately $13 million for the first quarter of 2007, which represents a 250% revenue increase over the same quarter of the prior year.

``We believe our impressive sales performance is a direct reflection of our outstanding retail sales division and our overall company efforts,'' said Nancy Duitch, CEO of Vertical Branding, Inc. ``While the revenue growth achieved in our past couple quarters is exciting, we do expect that the first and fourth quarters of our fiscal year will typically be the strongest on a relative basis.''

Vertical Branding announced that it expects to report retail distribution segment sales of approximately $6.1 million and direct response marketing segment sales of approximately $6.8 million. The company's retail distribution segment began in August 2006 with its acquisition of the consumer products division of Adsouth Partners, Inc. Results for periods prior to third quarter of fiscal year 2006 did not, therefore, include a retail distribution segment. Sales from real estate activities in the first quarter are expected to be equivalent to those of the previous quarter, or approximately $175,000.

``The company's first quarter sales results are an achievement not only in terms of revenue, but also volume of transactions and merchandise shipped,'' said Alan H. Gerson, President and COO of Vertical Branding, Inc.

The results announced by Vertical Branding today are preliminary in nature and, because the company reports revenue on a net sales basis, it is possible that reported results will reflect adjustments made in connection with completion of the company's quarterly unaudited financial statements.

About Vertical Branding, Inc.

Vertical Branding, Inc. (OTC BB:VBDG.OB - News) is a consumer products, branding, marketing, and distribution company. The Company takes an integrated vertical marketing approach to brand building utilizing a variety of media channels, including television, online media, and print advertising. The Company also has established retail, catalog, and international product distribution channels to drive consumer sales. The Company's focus is on finding appealing and high quality products that meet a real need in the marketplace with emphasis on the health, beauty, relationship, personal care, and house ware product categories.

Information Regarding Forward-Looking Statements

Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, product demand, market competition, and risks inherent in our operations. These and other risks are described in our filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements. This document is only for the general information of shareholders, potential investors and other interested parties, and is not to be construed as an offer to sell or the solicitation of an offer to buy any securities. The opinions expressed herein are the current opinions of management as of the date appearing on this document.

Contact:

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          (407) 644-4256  ext. 107

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Source: Vertical Branding, Inc.